Green Growth CPAs

October 29, 2024

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Preaxia Health Care Payment Systems Inc.'s statements included under Item 4.01 of its Form 8-K dated October 25, 2024. We agree with the statements concerning our Firm under Item 4.01. We are not in a position to agree or disagree with other statements contained therein.

Very truly yours,

GreenGrowthCPAs

Green Growth CPAs

10250 Constellation Blvd.

Los Angeles, CA 90067

blaze@griesandassociates.com

501 S. Cherry Street Suite 1100, Denver, Colorado 80246

(O)720-464-2875 (M)773-255-5631 (F)720-222-5846